UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 16, 2017

INTREorg Systems, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-53262	45-0526215
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2600 E. Southlake Blvd., Suite 120-366
Southlake, TX		76092
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		Phone: 817-313-5005

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 16, 2017, the board of directors of INTREorg Systems, Inc. approved and appointed John M. Devlin, Jr., age 73, to serve as director and chairman of our audit committee.

Mr. Devlin currently serves as a managing director for Curraugh Capital Advisors, specializing in VAT recovery for U.S. corporations doing business in the Euro Zone, a position he has held since May 2011. Mr. Devlin has served on the board of Spindle, Inc., a publicly traded company, since his appointment in November 2011. Mr. Devlin was a director of Hipcricket, Inc. from November 2009 until December 2014. From May 2008 until May 2011, Mr. Devlin served as managing director of the American Irish Historical Society, managing all financial and building aspects for this nonprofit entity. From January 2003 to May 2008, Mr. Devlin served as Vice Chairman of McKim and Company, a privately held boutique investment banking firm. From May 1986 through December 2003, Mr. Devlin served in a variety of executive positions for JP Morgan Investment Management, including managing $2 billion in institutional assets for U.S. corporate pension funds and U.S. endowments. Prior to JPMorgan, Mr. Devlin was involved in many different accounting roles with U.S. Steel Corporation, including his last position as manager of accounting for the $7 billion pension fund. Mr. Devlin began his Wall Street career with EF Hutton in 1967 and then Reynolds and Company as a municipal bond trader.

Mr. Devlin earned his BS in finance from Georgetown University, Washington, D.C., in 1967 and his MBA, cum laude, from Pace University, New York, NY, in 1976. Mr. Devlin has numerous certifications from the American College of Corporate Directors and other organizations involved with corporate governance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREorg Systems, INC.

Dated: October 17, 2017	By:	/s/ Thomas E. Lindholm
Thomas E. Lindholm
Executive Director